Exhibit 10.1

EXECUTION VERSION

SASR SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of October 21, 2024, is entered into by and among Atlantic Union Bankshares Corporation, a Virginia corporation (“AUB”), and each of the undersigned stockholders (each, a “Stockholder”, and collectively, the “Stockholders”) of Sandy Spring Bancorp, Inc., a Maryland corporation (“SASR”). The obligations of each Stockholder hereunder shall be several and not joint.

WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, between AUB and SASR, SASR will be merged with and into AUB, with AUB as the surviving corporation;

WHEREAS, as of the date of this Agreement, each Stockholder owns beneficially or of record, and has the sole power to vote or direct the voting of, the shares of common stock, par value $1.00 per share, of SASR (the “Common Stock”) as set forth on Schedule A hereto (all such shares, the “Existing Shares”);

WHEREAS, the Board of Directors of SASR has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of SASR and SASR’s stockholders and declared the Merger Agreement advisable, and has resolved to recommend that SASR’s stockholders approve the Merger Agreement and submit the Merger Agreement to SASR’s stockholders for approval; and

WHEREAS, the Stockholders are supportive of the Merger Agreement and the transactions contemplated thereby and have determined that it is in their best interests to enter into this Agreement to provide for their collective support for the Merger Agreement and such transactions, and this Agreement is further a condition and inducement for AUB to enter into the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.

2.	Effectiveness; Termination. This Agreement shall be effective upon signing. This Agreement shall automatically terminate and be null and void and of no effect upon the earliest to occur of the following: (a) termination of the Merger Agreement for any reason in accordance with its terms, (b) SASR or the Board of Directors of SASR having made a Recommendation Change, (c) any amendment, modification or waiver of the Merger Agreement that either (i) changes the amount of the Merger Consideration or (ii) is otherwise adverse to the Stockholders, in each case, without the consent of the Stockholders or (d) the Effective Time; provided that (i) Sections 11 through 17 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein.

3.	Support Agreement. From the date hereof until the earlier of (a) the Closing or (b) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), each Stockholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of SASR’s stockholders, however called, and in connection with any written consent of SASR’s stockholders, each Stockholder shall (i) appear at such meeting or otherwise cause all of such Stockholder’s Existing Shares and all other shares of Common Stock or voting securities over which such Stockholder has acquired, after the date hereof, beneficial or record ownership and the sole power to vote or direct the voting thereof and sole dispositive authority (including any such shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Common Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities (including any SASR Equity Awards) or otherwise) (together with the Existing Shares, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the adoption of the Merger Agreement, (B) in favor of any proposal to adjourn or postpone such meeting of SASR’s shareholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (C) against any Acquisition Proposal (other than the transactions contemplated by the Merger Agreement), and (D) against any action, proposal, transaction, agreement or amendment of the SASR Articles of Incorporation or SASR Bylaws, in each case of this clause (D), which would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of SASR contained in the Merger Agreement, or of a Stockholder contained in this Agreement or (2) prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the transactions contemplated by the Merger Agreement. Each Stockholder agrees to exercise all voting or other determination rights such Stockholder has in any trust or other legal entity to carry out the intent and purposes of such Stockholder’s obligations in this paragraph and otherwise set forth in this Agreement. Each Stockholder represents, covenants and agrees that, except for this Agreement, such Stockholder (x) has not entered into, and shall not enter into during the Support Period, any support or voting agreement or voting trust or similar agreement with respect to the Shares that would be inconsistent with such Stockholder’s obligations under this Agreement and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of and such Stockholder’s obligations under this Agreement and any revocable proxy granted to officers or directors of SASR at the request of the SASR Board of Directors in connection with election of directors or other routine matters at any annual or special meeting of the SASR stockholders. Each Stockholder represents, covenants and agrees that it has not entered into and will not enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein; provided that nothing in this sentence will prohibit any Permitted Transfer.

4.	Transfer Restrictions Prior to the Merger. Each Stockholder hereby agrees that such Stockholder will not, from the date hereof until the earlier of (a) the end of the Support Period or (b) adoption of the Merger Agreement by the stockholders of SASR by the Requisite SASR Vote, directly or indirectly, offer for sale, sell, transfer, assign, give, convey, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of the Shares, or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of law (any of the foregoing, a “Transfer”); provided, that each Stockholder may Transfer Shares (i) to any of its Affiliates, (ii) to any other Person to whom AUB has consented with respect to a Transfer by such Stockholder in advance in writing, (iii) to (A) any Family Member (as defined below) of such Stockholder or to a trust solely for the benefit of such Stockholder and/or any Family Member of such Stockholder or (B) upon the death of such Stockholder pursuant to the terms of any trust or will of such Stockholder or by the applicable Laws of intestate succession; provided that (x) in the case of clause (i), such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer and (y) in the case of clauses (i), (ii) and (iii), so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement with respect to such Transferred Shares, and such Stockholder provides at least three (3) Business Days’ prior written notice (which shall include the written consent of the transferee agreeing to be bound by and comply with the provisions of this Agreement) to AUB, in which case such Stockholder shall remain responsible for any breach of this Agreement by such transferee, (iv) under any existing stock sale plan adopted in accordance with Rule 10b5-1(c) (Rule 10b5-1) under the Securities Exchange Act of 1934 for the sale of shares of SASR Common Stock, (v) to any charitable organization that is tax exempt under Section 501(c)(3) of the Code and (vi) to satisfy any Tax liability incurred by such Stockholder in respect of vesting, exercise or settlement of SASR Equity Awards held by Stockholder (any Transfer in accordance with this Section 4, a “Permitted Transfer”). In the event of any Transfer that would qualify as a Permitted Transfer under more than one of clauses (i) through (vi), the Stockholder effecting such Transfer may elect the clause to which such Transfer is subject for purposes of complying with this Agreement. As used in this Agreement, the term “Family Member” means, with respect to each Stockholder: (I) such Stockholder and Stockholder’s spouse, individually, (II) any descendant, niece or nephew of such Stockholder or such Stockholder’s spouse, (III) any charitable organization created and primarily funded by any one or more individuals described in the foregoing (I) or (II), (IV) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals or organizations described in the foregoing (I), (II) or (III), and (V) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more individuals or organizations named or described in the foregoing (I), (II), (III) or (IV).

5.	Representations of each Stockholder. Each Stockholder represents and warrants as follows: (a) such Stockholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by such Stockholder or the performance of such Stockholder’s obligations hereunder; (c) the execution and delivery of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon such Stockholder or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity (other than an amendment to such Stockholder’s Schedule 13D filed with the Securities and Exchange Commission, if any); (d) such Stockholder beneficially owns and has the sole power to vote or direct the voting of the Shares, including all of such Stockholder’s Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Common Stock beneficially owned by such Stockholder and over which such Stockholder, directly or indirectly, has sole voting and dispositive authority; (e) such Stockholder beneficially owns such Stockholder’s Existing Shares as set forth on Schedule A hereto free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable federal or state securities laws or disclosed on such Stockholder’s Schedule 13D filed with the Securities and Exchange Commission, if any); and (f) such Stockholder has read and is familiar with the terms of the Merger Agreement and the other agreements and documents contemplated herein and therein. Each Stockholder agrees that such Stockholder shall not take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by such Stockholder of such Stockholder’s obligations under this Agreement; provided that nothing in this sentence will prohibit any Permitted Transfer. As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

6.	Publicity. Each Stockholder hereby authorizes SASR and AUB to publish and disclose in any announcement or disclosure in connection with the Merger, including in the S-4, the Joint Proxy Statement/Prospectus or any other filing with any Governmental Entity made in connection with the Merger, such Stockholder’s identity and ownership of such Stockholder’s Shares and the nature of such Stockholder’s obligations under this Agreement.

7.	Stock Dividends, Etc. In the event of any change in the Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the term “Existing Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

8.	Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall, or shall be construed or deemed to, constitute a Transfer of any Shares or any legal or beneficial interest in or voting or other control over any of the Shares or as creating or forming a “group” for purposes of the Exchange Act, and all rights, ownership and benefits of and relating to the Shares shall remain vested in and belong to each Stockholder, subject to the agreements of the parties set forth herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

9.	Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by operation of law or otherwise and, except as provided herein, shall be binding upon and inure solely to the benefit of each party hereto and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

10.	Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each party would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by any party of any provision contained in this Agreement, in addition to any other remedy to which the other parties may be entitled whether at law or in equity (including monetary damages), each other party shall be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and each party hereby waives any defense in any action for specific performance or an injunction or other equitable relief that a remedy at law would be adequate. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party irrevocably waives any right such party may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.	Governing Law; Jurisdiction; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflict of law principles (except that matters relating to the corporate laws of the State of Maryland shall be governed by such laws). Each of the parties hereto agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware) (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 12.

12.	Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation), if to a Stockholder, to its address set forth on Schedule A hereto, and if to AUB, to the following addresses:

Atlantic Union Bankshares Corporation
4300 Cox Road
Glen Allen, Virginia 23060

Attention:	Rachael R. Lape, General Counsel

Robert M. Gorman, Chief Financial Officer

Telephone:	(804) 633-5031
E-mail:	rachael.lape@atlanticunionbank.com

robert.gorman@atlanticunionbank.com

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017

Attention:	Margaret E. Tahyar

Lee Hochbaum

David Portilla

E-mail:	margaret.tahyar@davispolk.com

lee.hochbaum@davispolk.com

david.portilla@davispolk.com

13.	Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

14.	Amendments; Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by each Stockholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) THE PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) THE PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16.	No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to each Stockholder in such Stockholder’s capacity as a stockholder of SASR, and, to the extent a Stockholder serves as a member of the board of directors or as an officer of SASR, nothing in this Agreement shall limit or affect any actions or omissions taken by such Stockholder in such Stockholder’s capacity as a director or officer and not as a stockholder.

17.	Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above:

ATLANTIC UNION BANKSHARES CORPORATION

By:	/s/ John C. Asbury
Name: John C. Asbury
Title: President & Chief Executive Officer

[SASR Support Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above:

STOCKHOLDERS:

/s/ Ralph F. Boyd
Name: Ralph F. Boyd

/s/ Kenneth C. Cook
Name: Kenneth C. Cook

/s/ Mark E. Friis
Name: Mark E. Friis

/s/ Brian J. Lemek
Name: Brian J. Lemek

/s/ Pamela A. Little
Name: Pamela A. Little

/s/ Mark C. Michael
Name: Mark C. Michael

/s/ Mark C. Micklem
Name: Mark C. Micklem

/s/ Christina B. O'Meara
Name: Christina B. O’Meara

/s/ Robert L. Orndorff
Name: Robert L. Orndorff

/s/ Craig A. Ruppert
Name: Craig A. Ruppert

/s/ Daniel J. Schrider
Name: Daniel J. Schrider

/s/ Mona Abutaleb Stephenson
Name: Mona Abutaleb Stephenson

[SASR Support Agreement]

Schedule A

Existing Share Information

Name of Record Holder	Total Existing Shares	Address for Notices
RALPH F. BOYD	14,319	[***]
KENNETH C. COOK	75,151	[***]
MARK E. FRIIS	19,164	[***]
BRIAN J. LEMEK	22,422	[***]
PAMELA A. LITTLE	32,047	[***]
MARK C. MICHAEL	5,787	[***]
MARK C. MICKLEM	19,070	[***]
CHRISTINA B. O’MEARA	6,553	[***]
ROBERT L. ORNDORFF	11,663	[***]
CRAIG A. RUPPERT	141,386	[***]
DANIEL J. SCHRIDER	9,922	[***]
MONA ABUTALEB STEPHENSON	9,408	[***]